UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

A-MARK PRECIOUS METALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36347	11-2464169
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2121 Rosecrans Ave, Suite 6300
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 587-1477

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMRK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2021, A-Mark Precious Metals, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with CIBC Bank USA, as agent and joint lead arranger, Coöperatieve Rabobank U.A., Axos Bank, Brown Brothers Harriman, California Bank & Trust and First Foundation Bank as joint lead arrangers, and the various financial institutions party thereto as lenders. The obligations of the Company under the Credit Agreement are guaranteed by the Company’s material subsidiaries, including among others, JM Bullion, Inc., Collateral Finance Corporation (excluding its wholly-owned subsidiary, AM Capital Funding, LLC), Transcontinental Depository, LLC, A-M Global Logistics, LLC and AM&ST Associates, LLC. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K, and the description of the Credit Agreement in this Item is qualified by reference to the Exhibit.

The Credit Agreement provides for a revolving credit facility (the “Credit Facility”), with a total revolving commitment of $350,000,000, which includes incremental facilities of up to $50,000,000. No more than three incremental facilities will be permitted during the term of the Credit Facility.

The Credit Facility has a termination date of December 21, 2024, at which time the unpaid principal under the Credit Facility, together with all accrued but unpaid interest, will become due and payable. Lenders whose revolving commitments equal at least 66.67% of the revolving commitments under the Credit Facility, or the agent at the direction of those lenders, may require repayment of all obligations outstanding under the Credit Facility within 10 days on demand. After such demand, each lender with a revolving loan commitment may, but is not obligated, to make revolving loans until the termination date of the Credit Facility.

Revolving loans under the Credit Facility bear interest, at the option of the Company, at either (i) a base rate per annum equal to (x) the greater of (I) the Federal Funds Rate plus 0.5% and (II) the prime rate announced by the agent, plus (y) 1.25%; or (ii) a rate per annum equal to (x) the applicable SOFR interest rate for a term selected by the Company, plus (y) a margin of 2.365% for loans bearing interest at a daily SOFR rate, (II) 2.365% for loans with a one-month tenor, and (III) 2.515% for loans with a three month tenor. Interest based upon the base rate and interest based upon a daily SOFR rate is payable on the last day of each calendar month. Interest based upon a term SOFR rate is payable upon the last date of the applicable term, but not less than quarterly. The interest rate is increased by 2% if an event of default exists and is continuing.

The total amount of revolving loans outstanding may not exceed the lesser of the revolving commitment and a borrowing base, reduced by the amount of the secured metal loans outstanding under a Master Loan Agreement for Precious Metals between the Company and Canadian Imperial Bank of Commerce. The borrowing base is determined on the basis of the amount of certain bank accounts pledged to the lenders under the Credit Facility, certain pledged inventory, balances in pledged broker accounts, net unrealized profit or deficit under precious metal forward contracts, certain pledged receivables, certain loans originated by the Company’s Collateral Finance Corporation subsidiary (excluding loans of AM Capital Funding, LLC), and assigned to the Company, and certain other assets of the Company.

The Credit Agreement contains customary events of default, representations and warranties and affirmative and negative covenants applicable to the Company and its subsidiaries (other than excluded subsidiaries, as defined). The negative covenants include, among other things, restrictions on debt; liens; capital expenditures; distributions on and redemptions of capital stock; repurchase or payment of subordinated debt; mergers and sales of assets other than inventory in the ordinary course; transactions with affiliates; changes in business activities; investments; cancellation of debt or other claims; and certain other matters related to the Company’s purchase of materials, storage of inventory, ownership financing for customer purchases of precious metals, secured leases of precious metals and loans of the Company’s Collateral Finance Corporation subsidiary included in the borrowing base. The Company is also subject to a variety of financial covenants, including a minimum working capital requirement; a fixed charge coverage ratio; a ratio of total recourse debt to consolidated tangible net worth; and limitations on the amount of ownership-based financings as defined in the Credit Agreement.

The obligations of the Company under the Credit Agreement are secured by a lien on substantially all of the assets of the Company (excluding AM Capital Funding, LLC) and the guarantors, including, but not limited to, cash, inventory, accounts receivable, leasehold improvements and equipment, and a pledge of the equity interests in substantially all of the Company’s domestic subsidiaries.

Item 1.02 Termination of a Material Definitive Agreement

On December 21, 2021, in connection with entry into the Credit Agreement, all amounts outstanding under the Company’s uncommitted demand borrowing facility with a syndicate of banks, for whom Coöperatieve Rabobank U.A. acted as lead lender and administrative agent (the "Trading Credit Facility”), were paid in full, and the Trading Credit Facility was terminated.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1

Credit Agreement (the “Credit Agreement”), dated December 21, 2021, among the Company, the other loan parties party thereto, CIBC Bank USA, as agent and joint lead arranger, Coöperatieve Rabobank U.A., Axos Bank, Brown Brothers Harriman, California Bank & Trust and First Foundation Bank as joint lead arrangers, and the various financial institutions party thereto as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A-MARK PRECIOUS METALS, INC.

Date:	December 23, 2021	By:	/s/ Carol Meltzer
		Name: Title:	Carol Meltzer General Counsel and Secretary